EXHIBIT 5.1 & 23.2

GROSS SHUMAN BRIZDLE & GILFILLAN, P.C.

GORDON R. GROSS

IRVING M. SHUMAN

PETER S. GILFILLAN

DAVID H. ALEXANDER*

ROBERT J. FELDMAN

LESLIE MARK GREENBAUM

JEFFREY A. HUMAN

HUGH C. CARLIN

HOWARD B. COHEN

R. SCOTT ATWATER

JOHN K. ROTTARIS

JOHN F. LEONE

JONATHAN D. SCHECHTER

DAVID H. ELIBOL

THOMAS J. KEABLE

HARRY J. FORREST

JANET G. BURHYTE

THOMAS M. GORDON

TREVOR M. TORCELLO

_______

* NY & FLA BAR

ATTORNEYS AT LAW 465 MAIN STREET - SUITE 600 BUFFALO, NEW YORK 14203-1787 (716) 854-4300 (866) 893-2003 FAX: (716) 854-2787 FAX/EMAIL NOT FOR SERVICE OF PAPERS

1100 BURLOAK DRIVE - SUITE 300

BURLINGTON, ONTARIO,CANADA L7L

(416) 221-5600

(905) 336-8957

FAX: (905) 332-3007

BY APPOINTMENT ONLY:

5820 MAIN STREET- SUITE 306

WILLIAMSVILLE, NY 14221

_______

JOEL H. PAULL

OF COUNSEL

March 24, 2009

Ecology and Environment, Inc.

368 Pleasant View Drive

Lancaster, New York 14086

Re:	Form S-8

Gentlemen:

We have acted as counsel to Ecology and Environment, Inc. (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof (the “Registration Statement”) relating to the registration of an aggregate of 200,000 shares of the Company’s Common Stock, $.01 par value per share (the “Shares”), reserved for issuance from time to time under the Ecology and Environment, Inc. 2007 Stock Award Plan (the “Plan”).

In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Certificate of Incorporation, as amended, and By-Laws of the Company as currently in effect, (b) the Registration Statement, (c) the Plan, (d) certain resolutions adopted by the Board of Directors of the Company, and (e) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

Based on the foregoing, it is our opinion that the Shares will be, when issued and sold in the manner referred to in the Plan, legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

GROSS, SHUMAN, BRIZDLE,

& GILFILLAN, P.C.

By:	/s/ David H. Alexander
David H. Alexander